EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Neogen Corporation and Subsidiaries

Lansing, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-101638 and 333-122110) of Neogen Corporation and Subsidiaries of our reports dated July 29, 2016, relating to the consolidated financial statements and the effectiveness of Neogen Corporation and Subsidiaries’ internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Grand Rapids, Michigan

July 29, 2016